UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2007 (February 20, 2007)

FIRSTBANK FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in charter)

Georgia	000-51147	20-2198785
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

120 Keys Ferry Street, McDonough, Georgia		30253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 583-2265

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

(c)           On February 15, 2007, the Board of Directors of FirstBank Financial Services, Inc. (the “Registrant”) appointed Thaddeus Williams to serve as a Director until the 2007 shareholders meeting, at which time he will be nominated to be elected by the shareholders to serve a three-year term (along with other Class II Directors).  Mr. Williams was also appointed as a Director of FirstBank Financial Services (the “Bank’), the Registrant’s wholly-owned subsidiary.  Mr. Williams’ appointment was for the purpose of completing the unexpired term of J. Randall Dixon who passed away on January 13, 2007.  As previously reported, Mr. Williams was named President and Chief Executive Officer of the Registrant and the Bank (Mr. Dixon’s former position) on January 18, 2007.

On February 15, 2007, the Board of Directors also approved Mr. Williams’ salary being increased to $165,375 per annum (the amount of Mr. Dixon’s salary), effective as of January 5, 2007, the date he was named Interim Chief Executive Officer, and provided that he shall be furnished with a car in lieu of his current car allowance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTBANK FINANCIAL SERVICES, INC.

By:	/s/ Lisa J. Maxwell
Lisa J. Maxwell
Executive Vice President and
Chief Financial Officer

Date: February 20, 2007